Exhibit 10.36

SUPPLEMENT

This Supplement (this “Supplement”) to License Agreement by and between Ocular Therapeutix, Inc. and Affamed Therapeutics Limited is made and entered into as of January 18, 2021.

WHEREAS, Ocular Therapeutix, Inc. (“Ocular”) and Affamed Therapeutics Limited (“Affamed”) entered into a License Agreement dated as of October 28, 2020 (the “License Agreement”); and

WHEREAS, Ocular and Affamed desire to supplement the License Agreement by adding a reference to two patents to Exhibit A to the License Agreement;

NOW THEREFORE, the Parties agree as follows:

1.All terms used in this Supplement and not defined shall have the meanings ascribed to them in the License Agreement.

2.Exhibit A is supplemented by adding the following:

•KR20190057353A

•CN102395401B

3.Except as supplemented hereby, each of the terms and provisions of the License Agreement shall remain in full force and effect.

4.This Supplement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.

IN WITNESS WHEROF, the Parties have executed this Supplement through their duly authorized representatives to be effective as of the Effective Date.

OCULAR THERAPEUTIX, INC.

By:	/s/ Antony Mattessich
Name:	Antony Mattessich
Title:	President and Chief Executive Officer

AFFAMED THERAPEUTICS LIMITED

By:	/s/ Dayao Zhao
Name:	Dayao Zhao
Title:	CEO